Exhibit 32
CERTIFICATION OF PERIODIC REPORT
The undersigned officers of UCI Holdco, Inc. hereby certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to such officer’s knowledge:
1.	the Quarterly Report on Form 10-Q of UCI Holdco, Inc. for the quarter ended September 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of UCI Holdco, Inc.

Date: November 13, 2009

	By:	/s/ BRUCE M. ZORICH
		Name:	Bruce M. Zorich
		Title:	Chief Executive Officer

Date: November 13, 2009

	By:	/s/ MARK P. BLAUFUSS
		Name:	Mark P. Blaufuss
		Title:	Chief Financial Officer
The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of Holdco, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
A signed original of this written statement required by Section 906 has been provided to Holdco and will be retained by Holdco and furnished to the Securities and Exchange Commission or its staff upon request.